Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215913) and Form S-3 (No. 333-261228) of Ramaco Resources, Inc. of our report dated February 18, 2021, with respect to the consolidated statements of operations, equity, and cash flows of Ramaco Resources, Inc. for the year ended December 31, 2020, which report appears in this Annual Report on Form 10-K.

/s/ Briggs & Veselka Co.

Houston, Texas

March 14, 2023